Exhibit 99.1

Press Release Details

CORRECTING and REPLACING Burlington Stores, Inc. Announces Operating Results for the Third Quarter and Year-To-Date Period Ended November 2, 2013

12/10/2013

•	For the third quarter and year-to-date periods:
•	Comparable store sales increased 3.9% and 5.0%
•	Total Net Sales increased 10.0% and 9.9%
•	Adjusted EBITDA increased 28.3%, or $13.8 million, and 33.6%, or $47.6 million

BURLINGTON, N.J.—(BUSINESS WIRE)—The second bullet in the Outlook section should read: Full year Adjusted EBITDA margin rate to be 30-40 basis points better than last year (instead of Fourth quarter Adjusted EBITDA margin rate to be 30-40 basis points better than last year)

The corrected release reads:

Burlington Stores, Inc. Announces Operating Results for the Third Quarter and Year-To-Date Period Ended November 2, 2013

•	For the third quarter and year-to-date periods:

•	Comparable store sales increased 3.9% and 5.0%

•	Total Net Sales increased 10.0% and 9.9%

•	Adjusted EBITDA increased 28.3%, or $13.8 million, and 33.6%, or $47.6 million

BURLINGTON, New Jersey; December 10, 2013—Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced its results for the third quarter and year-to-date ended November 2, 2013.

Tom Kingsbury, President and Chief Executive Officer stated, “We are pleased to be reporting strong results in our first quarter as a public company, following the successful completion of our initial public offering in October. We are continuing to improve our execution, as we delivered a 28.3% increase in Adjusted EBITDA, a 10.0% overall sales growth and a 3.9% comparable store sales increase. I would like to thank our store and corporate teams for contributing to these results. We remain focused on the on-going transformation of the Burlington model to be a leading destination for customers searching for on-trend, branded merchandise at a great value. In addition, we are focused on executing our growth drivers of improving comparable store sales, expanding our retail store base and enhancing our operating margins in the future.”

Third Quarter Fiscal 2013 Operating Results

Total net sales increased 10.0% to $1,064.5 million in the third quarter compared with last year. This increase was primarily attributable to a $53.2 million increase in sales related to new stores and stores previously opened that are not included in our comparable store sales, and a $37.0 million, or 3.9%, increase in comparable store sales.

Gross margin rate increased by 40 basis points to 39.0% in the third quarter compared with the prior year, driven by improved merchandise margin.

Selling and administrative expenses as a percentage of sales improved to 34.1% during the third quarter from 34.6% last year. The improvement was primarily related to the leverage benefit of our 3.9% comparable store sales increase during the quarter.

Adjusted EBITDA for the third quarter increased 28.3%, or $13.8 million, to $62.5 million compared with $48.7 million last year, representing an 80 basis point improvement in Adjusted

EBITDA margin rate for the quarter. The increase in the Company’s Adjusted EBITDA was driven by our 10.0% total sales increase and improvements in both gross margin rate and SG&A leveraging.

Adjusted Net Loss increased $1.6 million during the third quarter to a loss of $3.3 million. Pro Forma Adjusted Net Loss per share increased to ($0.05) during the third quarter, compared to ($0.02) last year. This increase was driven by a reduction of our income tax benefit of $6.5 million and increased interest expense of $5.3 million, partially offset by our operating results as discussed above.

Year to Date Fiscal 2013 Operating Results

Comparable store sales increased 5.0% and total net sales increased 9.9% to $3,093.2 million for the nine months ended November 2, 2013 compared with last year.

Gross margin increased by 50 basis points to 38.0% compared with last year, driven by improved merchandise margin.

Selling and administrative expenses as a percentage of sales improved to 32.9% from 33.6% last year. The improvement was primarily related to the leverage benefit of our 5.0% comparable store sales increase.

Adjusted EBITDA increased 33.6%, or $47.6 million, to $188.9 million compared with last year, representing a 110 basis point improvement in Adjusted EBITDA margin rate for the year to date period. The increase in the Company’s Adjusted EBITDA was driven by our 9.9% total sales increase and improvements in both gross margin rate and SG&A leveraging.

Adjusted Net Loss was $10.8 million, compared to a loss of $22.8 million last year. Pro Forma Adjusted Net Loss per share improved to ($0.15) during the first nine months of Fiscal 2013, compared to ($0.32) last year. The improvement is reflective of our sales and margin gains.

While our overall inventory balance increased $57.4 million to $902.4 million at November 2, 2013, our comparative store inventory decreased 5.6%. The overall increase in our inventory balance was primarily driven by 23 net new stores opened since October 27, 2012 as well as increased pack and hold inventory.

Outlook

•	Fourth quarter Comp Store Sales to be between 2% - 3%

•	Full year Adjusted EBITDA margin rate to be 30-40 basis points better than last year

•	Net interest expense for the full year to be approximately $128 million

•	Full year effective tax rate for Adjusted Net Income to be approximately 41%

•	Pro forma fully diluted shares for Fiscal 2013 to be approximately 74.8 million

Third Quarter Fiscal 2013 Conference Call

The Company will hold a conference call on Tuesday, December 10, 2013 at 8:30 a.m. Eastern Time to discuss the Company’s third quarter fiscal 2013 results. The U.S. toll free dial-in for the conference call is 1-877-407-0789 and the international dial-in number is 1-201-689-8562. The conference ID is 13572921. A live webcast of the conference call will also be available on the investor relations page of the company’s website at burlingtoninvestors.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call on December 10, 2013 through December 17, 2013. The U.S. toll-free replay dial-in number is 1-877-870-5176 and the international replay dial-in number is 1-858-384-5517. The replay passcode is 13572921. Additionally, a replay of the call will be available on the investor relations page of the company’s website at burlingtoninvestors.com.

About Burlington Stores, Inc.

Burlington Stores, Inc. operates a national chain of off-price retail stores offering ladies’, men’s and children’s apparel and accessories, home goods, baby products and coats. The Company currently serves its customers through its 521 stores in 44 states and Puerto Rico. For more information about Burlington Stores, Inc., visit our website at www.burlingtoncoatfactory.com.

Investor Relations Contact:

855-973-8445

Info@BurlingtonInvestors.com

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(All amounts in thousands, except share data)

	November 2, 2013	February 2, 2013	October 27, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$31,557	$43,336	$30,169
Restricted Cash and Cash Equivalents	265,559	34,800	34,800
Accounts Receivable, Net of Allowances for Doubtful Accounts	54,619	41,734	43,638
Merchandise Inventories	902,426	680,190	844,991
Deferred Tax Assets	14,209	6,133	16,283
Prepaid and Other Current Assets	77,023	66,052	46,173
Prepaid Income Taxes	19,482	7,218	31,961
Assets Held for Sale	—	191	483

Total Current Assets	1,364,875	879,654	1,048,498
Property and Equipment—Net of Accumulated Depreciation	895,412	878,305	893,690
Tradenames	238,000	238,000	238,000
Favorable Leases—Net of Accumulated Amortization	299,429	322,081	338,443
Goodwill	47,064	47,064	47,064
Other Assets	136,112	112,978	114,307

Total Assets	$2,980,892	$2,478,082	$2,680,002

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable	$708,399	$500,406	$678,092
Other Current Liabilities	279,162	238,865	252,916
Current Maturities of Long Term Debt	231,460	784	5,515

Total Current Liabilities	1,219,021	740,055	936,523
Long Term Debt	1,484,285	1,335,532	1,422,571
Other Liabilities	243,785	229,425	217,313
Deferred Tax Liabilities	249,585	253,339	254,082
Commitments and Contingencies
Common Stock, Class L, $0.001 Par Value: Authorized: no shares
Issued: no shares at November 2, 2013, 5,232,118 shares at February 2, 2013 and 5,173,411 shares at October 27, 2012
Outstanding: no shares at November 2, 2013, 5,183,506 shares at February 2, 2013 and 5,124,799 shares at October 27, 2012	—	1,029,189	988,524

	November 2, 2013	February 2, 2013	October 27, 2012
Stockholders’ Deficit:
Common Stock, $0.0001 Par Value: Authorized: 500,000,000 shares at November 2, 2013 and 582,771,244 at February 2, 2013 and October 27, 2012
Issued: 74,164,281 shares at November 2, 2013, 517,979,682 shares at February 2, 2013 and 512,167,689 shares at October 27, 2012
Outstanding: 73,632,530 shares at November 2, 2013, 513,167,094 shares at February 2, 2013 and 507,355,101 shares at October 27, 2012	7	47	47
Additional Paid-In-Capital	1,340,202	—	—
Accumulated Deficit	(1,555,993)	(1,109,501)	(1,139,054)
Treasury Stock at Cost:	—	(4)	(4)

Total Stockholders’ Deficit	(215,784)	(1,109,458)	(1,139,011)

Total Liabilities and Stockholders’ Deficit	$2,980,892	$2,478,082	$2,680,002

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Unaudited)

(All amounts in thousands)

	Nine Months Ended		Three Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
REVENUES:
Net Sales	$3,093,226	$2,814,497	$1,064,502	$967,894
Other Revenue	24,098	23,051	8,353	7,958

Total Revenue	3,117,324	2,837,548	1,072,855	975,852
COSTS AND EXPENSES:
Cost of Sales	1,917,610	1,757,823	649,637	594,389
Selling and Administrative Expenses	1,017,610	945,207	363,149	334,975
Costs Related to Debt Amendments and Initial Public Offering	21,963	3,225	10,506	131
Stock Option Modification Expense	9,031	—	1,768	—
Restructuring and Separation Costs	2,179	2,441	—	635
Depreciation and Amortization	126,310	120,748	41,071	40,844
Impairment Charges—Long-Lived Assets	382	1,100	243	1,021
Other Income, Net	(6,308)	(6,330)	(1,703)	(1,913)
Loss on Extinguishment of Debt	617	3,413	—	—
Interest Expense (Inclusive of Gain (Loss) on Interest Rate Cap Agreements)	100,349	84,529	32,719	27,421

Total Costs and Expenses	3,189,743	2,912,156	1,097,390	997,503
Loss Before Income Tax Benefit	(72,419)	(74,608)	(24,535)	(21,651)
Income Tax Benefit	(24,985)	(31,964)	(7,678)	(14,204)

Net Loss	$(47,434)	$(42,644)	$(16,857)	$(7,447)

Total Comprehensive Loss	$(47,434)	$(42,644)	$(16,857)	$(7,447)

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(All amounts in thousands)

	Nine months Ended
	November 2, 2013	October 27, 2012
OPERATING ACTIVITIES
Net Loss	$(47,434)	$(42,644)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	126,310	120,748
Impairment Charges—Long-Lived Assets	382	1,100
Amortization of Debt Issuance Costs	7,252	4,138
Accretion of Senior Notes	2,382	1,241
Interest Rate Cap Agreement—Adjustment to Market	68	19
Provision for Losses on Accounts Receivable	131	105
Deferred Income Tax Benefit	(11,830)	(16,021)
(Gain) Loss of Retirement of Fixed Assets	280	396
Loss on Extinguishment of Debt—Write-off of Deferred Financing Fees	466	3,413
Excess Tax Benefit from Stock Based Compensation	—	(302)
Non-Cash Stock Based Compensation Expense	8,202	1,968
Non-Cash Rent Expense	(6,859)	(6,532)
Changes in Assets and Liabilities:
Accounts Receivable	(7,374)	(11,883)
Merchandise Inventories	(222,236)	(162,731)
Prepaid and Other Current Assets	(23,235)	(16,754)

Accounts Payable	207,993	401,807
Other Current Liabilities and Income Tax Payable	29,561	23,040
Deferred Rent Incentives	19,171	19,320
Other Long Term Assets and Long Term Liabilities	51	(7,232)

Net Cash Provided by Operating Activities	$83,281	$313,196
INVESTING ACTIVITIES
Cash Paid for Property and Equipment	(122,247)	(129,254)
Proceeds from Sale of Property and Equipment and Assets Held for Sale	181	407
Lease Acquisition Costs	—	(430)
Restricted Cash Deposits with Trustee	(230,759)	—

Net Cash Used in Investing Activities	$(352,825)	$(129,277)
FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	706,800	404,500
Principal Payments on Long Term Debt—ABL Line of Credit	(668,800)	(572,800)
Proceeds from Long Term Debt —Term Loan	—	116,913
Principal Payments on Long Term Debt—Term Loan	(4,355)	(135,749)
Proceeds from Long Term Debt—Senior Notes	343,000	—

	Nine months Ended
	November 2, 2013	October 27, 2012
Payment of Dividends	(336,000)	(1,711)
Repayment of Capital Lease Obligations	(684)	(521)
Stock Option Exercise and Related Tax Benefits	2,531	761
Debt Issuance Costs	(22,126)	(807)
Net Proceeds from Initial Public Offering	237,399	—

Net Cash Provided by (Used in) Financing Activities	$257,765	$(189,414)
Decrease in Cash and Cash Equivalents	(11,779)	(5,495)
Cash and Cash Equivalents at Beginning of Period	43,336	35,664

Cash and Cash Equivalents at End of Period	$31,557	$30,169

Supplemental Disclosure of Cash Flow Information
Interest Paid	$96,613	$91,274

Net Income Tax Payments	$2,029	$4,029

Non-Cash Investing Activities:
Accrued Purchases of Property and Equipment	$21,848	$22,150

Acquisition of Capital Lease	$887	$—

Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss) Per Share and Adjusted EBITDA

The following tables calculate the Company’s Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss) Per Share and Adjusted EBITDA (earnings before net interest expense and loss on extinguishment of debt, taxes, depreciation, amortization and impairment, stock option modification expense, advisory fees and costs related to debt amendments and initial public offering), all of which are considered Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted Net Income (Loss) is defined as consolidated net income (loss) for the period plus (i) net favorable lease amortization, (ii) costs related to debt amendments, (iii) loss on the extinguishment of debt, (iv) impairment charges, (v) advisory fees and (vi) stock option modification expense, all of which are tax effected to arrive at Adjusted Net Income.

Pro Forma Adjusted Net Income (Loss) Per Share is defined as Adjusted Net Income (Loss) divided by the pro forma weighted average shares outstanding, as defined in the table below.

The Company presents Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss) Per Share and Adjusted EBITDA because it believes they are useful supplemental measures in evaluating the performance of the business and provide greater transparency into the results of operations. In particular, the Company believes that excluding certain items that may vary substantially in frequency and magnitude from operating income are useful supplemental measures that assist in evaluating the Company’s ability to generate earnings and leverage sales, respectively, and to more readily compare these metrics between past and future periods.

The Company believes that Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss) Per Share and Adjusted EBITDA provide investors helpful information with respect to the Company’s operations and financial condition. Other companies in the retail industry may calculate these non-GAAP measures differently such that the Company’s calculation may not be directly comparable. The adjustments to these metrics are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Exchange Act. Accordingly, Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss) Per Share and Adjusted EBITDA may be presented differently in filings made with the SEC than as presented in this report or not presented at all.

The following table shows our reconciliation of Net Loss to Adjusted Net Loss for the nine and three months ended November 2, 2013 compared with the nine and three months ended October 27, 2012:

	(in thousands, except share data)
	Nine months Ended		Three Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Reconciliation of Net Loss to Adjusted Net Loss:
Net Loss	$(47,434)	$(42,644)	$(16,857)	$(7,447)
Net Favorable Lease Amortization (a)	22,500	21,257	6,835	7,062
Costs Related to Debt Amendment and Initial Public Offering (b)	21,963	3,225	10,506	131
Stock Option Modification Expense (c)	9,031	—	1,768	—
Loss on Extinguishment of Debt (d)	617	3,413	—	—
Impairment Charges (e)	382	1,100	243	1,021
Advisory Fees (f)	2,875	3,086	700	1,000
Tax Effect (g)	(20,708)	(12,255)	(6,528)	(3,520)

Adjusted Net (Loss)	$(10,774)	$(22,818)	$(3,333)	$(1,753)

Pro Forma Weighted Average Shares Outstanding (h)	72,905,082	71,515,340	73,565,012	71,633,025
Pro Forma Adjusted Net Loss Per Share	$(0.15)	$(0.32)	$(0.05)	$(0.02)

(a)	Net favorable lease amortization represents the non-cash amortization expense associated with favorable and unfavorable leases that were recorded as a result of purchase accounting related to the April 13, 2006 Bain Capital acquisition of BCFWC, and are recorded in the line item “Depreciation and Amortization” in our Condensed Consolidated Statement of Operations and Comprehensive Loss.
(b)	Primarily related to advisory and professional fees associated with Amendment 1 in May 2012, Amendment 2 in February 2013 and Amendment 3 in May 2013 to our Term Loan Facility, as well as certain advisory and professional fees associated with our IPO.
(c)	Represents expenses incurred as a result of our May 2013 stock option modification.
(d)	Represents losses incurred in accordance with ASC Topic No. 470-50, “Debt Modifications and Extinguishments”, related to Amendments number 1 and 3 to our Term Loan in May 2012 and May 2013 respectively.
(e)	Represents Impairment Charges on Long Lived Assets.
(f)	Represents the annual advisory fee of Bain Capital expensed during the fiscal periods and recorded in the line item “Selling and Administrative Expenses” in our Condensed Consolidated Statement of Operations and Comprehensive Loss.
(g)	Tax effect is calculated based on the effective tax rates (before discrete items) for the respective periods, adjusted for the tax effect for the tax impact of items (a) through (f).
(h)

Pro Forma Weighted Average Shares Outstanding give effect to (a) the cancellation of all existing Class A common stock, (b) the conversion of the Company’s Class L common stock into Class A common stock, (c) the 11-for-1 split of the Company’s Class A common stock, (d) the reclassification of the Company’s Class A common stock and (e) the issuance of 15,333,333 common shares associated with the Company’s Initial Public Offering as if it occurred on January 29, 2012.

The following table shows our reconciliation of Net Loss to Adjusted EBITDA for the nine and three months ended November 2, 2013 compared with the nine and three months ended October 27, 2012:

	(in thousands)
	Nine months Ended		Three Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Reconciliation of Net Loss to Adjusted EBITDA:
Net Loss	$(47,434)	$(42,644)	$(16,857)	$(7,447)
Interest Expense	100,349	84,529	32,719	27,421
Interest Income	(184)	(130)	(19)	(84)
Loss on Extinguishment of Debt	617	3,413	—	—
Costs Related to Debt Amendments and Initial Public Offering	21,963	3,225	10,506	131
Stock Option Modification Expense	9,031	—	1,768	—
Advisory Fees	2,875	3,086	700	1,000
Depreciation and Amortization	126,310	120,748	41,071	40,844
Impairment	382	1,100	243	1,021
Tax Benefit	(24,985)	(31,964)	(7,678)	(14,204)

Adjusted EBITDA	$188,924	$141,363	$62,453	$48,682